Exhibit 10.1

AMENDMENT TO CONSULTING AGREEMENT

This Amendment to Consulting Agreement (this “Amendment”), dated as of June 4, 2020, is entered into by and between Guardion Health Sciences, Inc., a Delaware corporation (the “Company”), and David W. Evans (“Consultant”).

RECITALS

WHEREAS, Consultant and the Company are parties to that certain Consulting Agreement, dated September 29, 2017 (as amended, the “Consulting Agreement”), pursuant to which, among other things, Consultant serves as the Chief Science Officer and as a member of the Company’s Board of Directors (the “Board”);

WHEREAS, the Company desires to appoint Consultant as interim President and interim Chief Executive Officer of the Company; and

WHEREAS, Consultant and the Company desire to amend the Consulting Agreement to reflect Consultant’s new position at the Company.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Appointment as Interim President and Interim CEO. As of June 12, 2020 or such other date as determined by the Board, Consultant shall be appointed as interim President and interim Chief Executive Officer of the Company.

2. Additional Compensation. Commencing June 12, 2020, in addition to the compensation described in Section 2 of the Consulting Agreement, the Company shall pay Consultant (subject to applicable withholding) Ten Thousand Dollars ($10,000) per month for each month that Consultant remains interim President and interim Chief Executive Officer of the Company. Amounts paid to Consultant pursuant to this Section shall be paid in the same manner as compensation paid to Consultant under the Consulting Agreement, and shall be prorated for any partial months of service in these roles.

3. Miscellaneous.

(a) Except as expressly modified hereby, the Consulting Agreement remains in full force and effect. Upon the execution and delivery hereof, this Amendment and the Consulting Agreement shall be read, taken and construed as one and the same instrument.

(b) This Amendment may be executed in one or more counterparts, each of which, including those received via facsimile transmission or email (including in PDF format), shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c) This Amendment and the Consulting Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to its conflict of law principals.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Consulting Agreement to be executed as of the date first written above.

“COMPANY”

Guardion Health Sciences, Inc.

By:	/s/ Robert Weingarten
Name:	Robert Weingarten
Title:	Secretary

“CONSULTANT”

/s/ David W. Evans
David W. Evans

[Signature Page to Amendment to Consulting Agreement]